UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2005

Commission File Number 0-49659

XRG, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	58-2583457
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

601 Cleveland Street, Suite 820,Clearwater, Florida	33755
(Address of principal executive offices)	(Zip Code)

(727) 475-3060
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification of Rights of Security Holders
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 8.01 Other Events
EX-99.1: PROMISSORY NOTES MODIFICATION AGREEMENT
EX-99.2: COPY OF $1,250,000 PROMISSORY NOTE
EX-99.3: COPY OF $350,000 SUBSCRIPTION AGREEMENT
EX-99.4: COPY OF COMMON STOCK TO PURCHASE WARRANT FOR 5,500,000 SHARES
EX-99.5: ESCROW AGREEMENT
EX-99.6: AMENDMENT NO.1 TO ADMINISTRATIVE SERVICES AGREEMENT
EX-99.7: AGREEMENT WITH KEN STEEL
EX-99.8: RESTATED $500,000 PROMISSORY NOTE
EX-99.9: FORM OF WARRANT
EX-99.10: CONDITIONAL WAIVER AND EXTENSION OF LIQUIDATED DAMAGES RIGHTS
EX-99.11: AGREEMENT BY AND AMONG XRG, INC., XRG LOGISTICS, INC., J. BENTLY COMPANIES
EX-99.12: FLEET OWNER AGREEMENT
EX-99.13:TRAILER LEASE
EX-99.14: TERMINAL AGREEMENT
EX-99.15: SETTLEMENT AGREEMENT
EX-99.16: MUTUAL RELEASE
EX-99.17: MUTUAL RELEASE

Item 1.01 Entry into a Material Definitive Agreement

•	$1,600,000 Barron Working Capital Advance and Related Restructuring Matters.

          In order to meet interim working capital requirements, Barron Partners, LP (“Barron”) has agreed to advance XRG up to an additional $1,600,000. $1,250,000 is evidenced by a ten percent (10%) promissory note maturing on December 31, 2005. The remaining $350,000 represents the acquisition of 175,000 shares of Common Stock at $2.00 per share. In addition, XRG has agreed to issue Barron warrants to acquire 5,500,000 shares of its Common Stock with an exercise price of $2.00. The shares and warrants issuable to Barron have registration rights, most favored nations anti-dilution protection, cashless exercise provisions, and other rights as more fully set forth in the body of the Subscription Agreement and Common Stock Purchase Warrant, copies of which are attached as exhibits. To date, Barron has advanced $1,051,000 under this promissory note. XRG anticipates receiving the $350,000 into escrow from the issuance of the 175,000 shares in the near future. In connection with this funding, Barron and XRG entered into an escrow arrangement, which sets forth the conditions that need to be satisfied, unless waived in writing by Barron, in connection with the release of funds pursuant to the Promissory Note and Subscription Agreement. A copy of the escrow letter is attached as an exhibit.

          The following summarizes certain of the restructuring arrangements and agreements that XRG has entered into in connection with the Barron funding:

          • The Administrative Services Agreement between XRG, Inc., XRG G&A, Inc., R&R Express, Inc. and Richard Francis has been amended in certain respects. A copy of Amendment No. 1 to the Administrative Services Agreement is attached as an exhibit to which reference is hereby made.

          • XRG has entered into a new restated promissory note with Ken Steel for $500,000, which is payable on December 31, 2005 and bears interest at 17%. XRG has agreed to grant Mr. Steel a lien and security interest in its assets. Barron has agreed to subordinate repayment of principal and interest on all Barron notes to the repayment of Mr. Steel’s note. XRG paid Mr. Steel approximately $72,900 to satisfy past defaults and as forbearance consideration. XRG has agreed to issue Mr. Steel warrants to acquire up to 1,000,000 shares of its Common Stock at an exercise price of $2.00 per share, subject to anti-dilution adjustment. This warrant is substantially the same form of warrant as issued to prior investors with favored nations and anti-dilution rights. Such rights were also granted to other affiliates of Mr. Steel. Copies of the agreement with Mr. Steel, restated promissory note and common stock purchase warrant issued to Mr. Steel are attached as exhibits to this Form 8-K.

          • XRG has entered into a conditional waiver and extension of liquidated damages rights with all of the holders, who were entitled to liquidated damages rights for XRG’s failure to register its securities on behalf of such selling shareholders. XRG is required to file a new Registration Statement on or before September 30, 2005, and to have such Registration Statement declared effective on December 31, 2005. If the new Registration Statement is not filed or declared effective by such dates, then the holders are entitled to the liquidated damages or penalties for failure to have the Registration Statement filed or declared effective, with such liquidated damages rights commencing as of September 30, 2005 or December 31, 2005, as applicable.

          • Barron has agreed to extend the maturity date of all of its outstanding promissory notes to December 31, 2005 and to reduce the non-default interest rates on such notes to no more than ten percent (10%). In addition, Barron also waived liquidated damages rights on the same terms and conditions as described above. Copies of the agreement with Barron and a form of the conditional waiver and extension of liquidated damages rights are attached as exhibits to which reference is hereby made and the terms of which are incorporated herein by reference.

               Note: The terms and conditions of the underlying agreements described above are merely summarized herein. Copies of the underlying agreements are attached as exhibits to this Form 8-K to which reference is hereby made and control in the event of any inconsistencies between these summaries and the underlying documents.

•	J. Bently Companies

          XRG has agreed in principal to restructure the May 2003 acquisition of certain transportation equipment and other assets used by J. Bently Companies, Inc. In connection with the May 2003 agreement, XRG’s wholly owned subsidiary, XRG Logistics, Inc. (“Logistics”), entered into a fleet owner agreement with Joseph Stapleton, which requires XRG to pay Mr. Stapleton 67% of gross freight revenues as compensation for the movement of freight (“Original Fleet Owner Agreement”). In August 2003, Logistics entered into an independent contractor agreement, which required Logistics to pay a commission of two percent (2%) of gross revenue as additional compensation for assistance and services in connection with the Fleet Owner Agreement (“Original Override Agreement”).

          In order to resolve dispute between the parties, XRG, Mr. Stapleton and Mr. Shadden, as the successors in interest to J. Bently Companies, Inc. agreed to terminate the original purchase agreement, amendments thereto, employment agreements with Mr. Shadden and Mr. Stapleton, the Original Override Agreement and the Original Fleet Owner Agreement. In lieu thereof, XRG and Mr. Shadden have entered into a new Terminal Agreement on an 85/15 basis. This Terminal Agreement has a term of five (5) years. In addition, XRG has entered into a new trailer lease and fleet owner agreement with Mr. Stapleton, which requires the payment of seventy-six percent (76%) of linehaul revenue to Mr. Stapleton for utilization of his equipment, which is a credit against the 85% agent fee due Mr. Shadden pursuant to the Terminal Agreement.

          XRG has also agreed to bring all trailer/equipment, capital leases and other financing arrangements with third party creditors current as of May 30, 2005. XRG has agreed to issue a total of 150,000 shares of its restricted common stock to Mr. Stapleton and Mr. Shadden, subject to certain vesting provisions relating to the Terminal Agreement remaining in full force and effect through April 30, 2007. In addition, XRG has agreed to reimburse Mr. Stapleton and Mr. Shadden $45,000 each for previous deposits for insurance and to pay Mr. Stapleton $52,000 for workers compensation insurance overcharges. Copies of the agreement by and among XRG, Mr. Stapleton and Mr. Shadden, including the Trailer Lease, Fleet Owner Agreement and

Terminal Agreement are attached as exhibits to this Form 8-K to which reference is hereby made, the terms of which are controlling.

•	Formal Settlement Agreement re: EFS

          Effective as of April 21, 2005, XRG finalized a Settlement Agreement with Express Leasing Systems, Inc. (“ELS”), Express Freight, Inc. (“EF”) and the former shareholders and employees (“Holders”) of Express Freight Systems, Inc. (“EFS”). This Settlement Agreement formalized the understandings of the parties in connection with the restructuring of the original merger with EFS in March 2004, and the subsequent restructuring of that merger into an agency arrangement, pursuant to a Terminal Agreement with an effective date of August 16, 2004 and related Bullet Point Addendum. The Settlement Agreement formalizes the understandings of the parties pursuant to the Bullet Point Addendum.

          XRG has the obligation to fulfill certain funding obligations pursuant to the Settlement Agreement on a timely basis, including but not limited to funding COMDATA, funding driver payroll, paying insurance, advance funding license/tag fees, and other items as set forth in the Settlement Agreement. The failure to make these fundings is considered a “Major Funding Default”, pursuant to the Settlement Agreement. Upon the occurrence of a Second Funding Default, EF and the Holders have the right to terminate the Terminal Agreement and shall be released from any further liability or obligations to damage provisions of the Terminal Agreement.

          Pursuant to the terms of the Settlement Agreement, XRG is entitled to a return of 187,500 shares issued in connection with the EFS merger. XRG has the risk of EF declaring a Major Funding Default because of its limited financial resources if it was unable to timely fulfill its funding obligations under Section 3 of the Settlement Agreement. Representatives of EF have alleged that XRG has already committed a Major Funding Default. XRG disputes this assertion. However, if two (2) Major Funding Defaults were deemed to have occurred, which would result in a potential termination of the Terminal Agreement, this would have a material adverse effect on the financial position of XRG. Reference is hereby made to the Settlement Agreement attached as an exhibit to this Form 8-K, the terms of which are incorporated herein by reference and control the summary of the Settlement Agreement set forth above.

Item 1.02 Termination of a Material Definitive Agreement

•	Termination of RSV Merger

          In April 2004, XRG through a wholly owned subsidiary, entered into an Agreement and Plan of Merger with RSV, Inc., a Tennessee corporation (“RSV”). XRG issued the shareholders of RSV 100,000 shares of its Common Stock (post split), and agreed to assume certain indebtedness and liabilities of RSV. XRG has determined not to assume the liabilities and debts of RSV due to the results of its due diligence investigations and XRG’s limited financial resources. Counsel to RSV has alleged damages in excess of $400,000 relating to XRG’s failure to assume the debt of RSV and fulfill the conditions of the Merger Agreement.

          Pursuant to the RSV Merger Agreement, the stock of RSV was to be held in escrow. However, it is XRG’s understanding that RSV shares were never delivered to the escrow agent. However, XRG issued its shares to the RSV shareholders. In addition, XRG never took title to the RSV assets. Accordingly, XRG believes that the RSV shareholders have the right to retain their RSV shares and that the XRG shares issued to the RSV shareholders should be returned to XRG.

     Based upon the above factors, XRG intends to treat the RSV merger, as void ab initio (as if it never happened). All financial transactions booked for RSV, except for certain note payments made by XRG on RSV’s behalf, will be reversed.

•	Termination of Highbourne Asset Acquisition Agreement/AGB Terminal Agreement

          On April 8, 2005, Steven Orenic, a principal of AGB Transportation Services, LLC, the successor in interest to Highbourne Corporation, notified XRG that AGB was terminating the Terminal Agreement dated October 4, 2004 between AGB and XRG Logistics, Inc. Mr. Orenic alleged that XRG failed to make timely payments of certain regular commissions and monthly productivity bonuses. XRG disagrees with the allegations made by Mr. Orenic and believes that the termination was improper.

          On April 27, 2005, XRG filed a complaint against Highbourne Corporation, its successor in interest, AGB Transportation Services, LLC, and the principals of these entities, Stephen Orenic and Sherri Kenner, in the Circuit Court for the 13th Judicial Circuit in and for Pinellas County, Florida, Case No. 05-3766. The complaint alleges that AGB, Orenic and Kenner breached the original Acquisition Agreement entered into between the parties in February 2004. In addition, the complaint alleges that Orenic and Kenner have violated the confidential and non-compete provisions of their employment agreements. XRG alleges that the actions of Orenic, Kenner and AGB in entering into a new agency agreement with a third party, American Trans-Freight, LLC, and the utilization by such parties of XRG’s transportation equipment is improper. Furthermore, XRG alleges that such parties are improperly using its customer list, supplier list, shipper contracts and owner/operator contracts for their own benefit and for the benefit of a competitor of XRG.

          XRG is seeking various remedies, including damages relating to breach of contract, replevin of assets, breach of fiduciary duty of Orenic and Kenner, including but not limited to the duties of loyalty and fair dealing, and also that Orenic and Kenner have breached the restrictive covenants and covenants not to compete set forth in their employment agreements.

          This case is in its early stages. However, the operations of Highbourne will no longer be included in the XRG financial statements.

Item 3.02 Unregistered Sales of Equity Securities

          XRG makes reference to the description of the warrants to acquire 1,000,000 shares of its common stock issued to Ken Steel at an exercise price of $2.00 per share subject to anti-dilution and most favored nations adjustment as more fully described in Item 1.01 hereto. A copy of the Common Stock Purchase Warrant is attached as an exhibit to this Form 8-K to which reference is hereby made and the terms of which are incorporated herein by reference.

          XRG is also obligated to issue 300,000 of its common stock to Richard Francis and R&R Express, Inc. pursuant to the terms of the Amendment to the Administrative Services Agreement described in Item 1.01, a copy of which is attached to this Form 8-K.

          XRG is obligated to issue up to 150,000 shares of its common stock to Mr. Shadden and Mr. Stapleton pursuant to the agreements described in Item 1.01 for J. Bently Companies, to which reference is hereby made.

Item 3.03 Material Modification of Rights of Security Holders

          XRG makes reference to the disclosure set forth in Item 1.01 in connection with the $1,250,000 Barron working capital advance and $350,000 stock purchase, issuance of warrants to acquire 5,500,000 common shares and related restructuring matters, which includes a description of the waiver and extension of liquidated damages rights of various security holders, modification of the existing Barron promissory notes, replacement of Mr. Steel’s promissory note and other related matters thereto. Reference is also made to the exhibits attached to this Form 8-K regarding these matters, the terms of which are incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          On May 20, 2005 all parties entered into a Mutual General Release between XRG, Barron Partners, LP (“Barron”) and Donald Huggins. Mr. Huggins agreed that upon execution of this Release by all parties, he shall resign as a Director of XRG. The parties agree to mutually release each other from all claims, including but not limited to, obligations of XRG to Mr. Huggins pursuant to his Consulting Agreement dated March 1, 2004 and the Amendment thereto dated February 10, 2005. Mr. Huggins was released of all claims by XRG or Barron except claims grounded upon fraud, malfeasance, misappropriation of assets or theft. In addition, Mr. Huggins agreed to reduce his stock ownership in the Company by twenty-five percent (25%) so that his net holdings is approximately five hundred fifty two thousand five hundred (552,500) shares.

          XRG also entered into a similar agreement with its former Chief Executive Officer, Mr. Kevin Brennan. The Company agreed to pay Mr. Brennan Thirteen Thousand Four

Hundred Twenty-Five and 90/100 Dollars ($13,425.90) and Mr. Brennan agreed to reduce his stock ownership in the Company from five hundred twenty-nine thousand one hundred sixty-seven (529,167) shares to three hundred sixty-nine eight hundred seventy (369,870) shares. In addition, Mr. Brennan released XRG from all obligations under his Employment Agreement originally dated March 1, 2004 as amended on February 10, 2005. XRG and Barron agreed to release Mr. Brennan from any claims or causes of action excepting only those which are grounded or based upon fraud, malfeasance, misappropriation of assets or theft.

          At a Board of Directors meeting held on May 20, 2005, Mr. Richard Francis, the current Chief Executive Officer and Mr. Terence Leong, a management consultant engaged by XRG, were appointed to the Board of Directors. Mr. Leong is the principal of Walker Street Associates and has assisted Barron in other financing and restructuring arrangements and is currently a director of Entech Environmental Technologies, Inc. (“EEVT”) another Barron portfolio company.

          The arrangements between Walker Street Associates and XRG were previously disclosed in a Form 8-K filed on March 3, 2005 to which reference is hereby made. The arrangement with and background information regarding Mr. Richard Francis were previously disclosed in a Form 8-K filed on April 26, 2005 to which reference is hereby made.

          On May 4, 2005, XRG was served with a complaint filed by Steven R. Couture in the Pinellas County, Florida, Circuit Court, Case No. 05-3084CI-11, alleging that XRG was in breach of his employment agreement. Mr. Couture alleges that XRG unilaterally and arbitrarily reduced the compensation due Mr. Couture to an amount less than the amount provided for in his agreement. In addition, Mr. Couture alleged that XRG unilaterally did away with car reimbursement and car insurance benefits provided in the Employment Agreement. In addition, he alleged that XRG has failed to pay his unused vacation

          Mr. Couture’s employment agreement has a very narrow definition of termination for cause limited to conviction of a felony, conviction of misappropriation of assets or otherwise defrauding XRG. In addition, the resignation of Donald Huggins as a director potentially triggers a “change of control” provision under his agreement entitling Mr. Couture to 299% of base annual compensation as a severance payment.

          XRG has requested that outside counsel review the activities of Mr. Couture to determine whether there is a basis to institute counterclaims and affirmative defenses against Mr. Couture. XRG also maintains Mr. Couture voluntarily agreed to the compensation reduction in light of XRG’s current financial position and limited working capital.

          If Mr. Couture were to prevail in this action, XRG could potentially be liable to Mr. Couture for approximately four (4) years of additional compensation at a base salary of One Hundred Forty-Three Thousand Seven Hundred Fifty Dollars ($143,750) per year plus attorney fees. This case is in its early stages and it is too early to predict the outcome or settlement of this matter. However, XRG intends to vigorously defend this action.

          In the interim, XRG has engaged outside consultants to assist in the completion of its audit for fiscal year ended March 31, 2005. Mr. Couture has refused to voluntarily resign as director of XRG, notwithstanding the institution of this lawsuit. Accordingly, XRG anticipates that Barron will seek to remove Mr. Couture as a director in the near future. In addition, XRG has been advised that certain of its shareholders intend to file suit against Mr. Couture.

Item 8.01 Other Events

•	Other Defaults

          We continue to be in default under approximately $180,000 of convertible notes and one other promissory note of $50,000 due to various holders. These notes bear interest of 15%. These notes matured between December 31, 2004 and February 1, 2005. We have been informed by counsel for the noteholders that the noteholders have filed suit in a Florida Circuit Court against XRG for defaults under such promissory notes.

•	Former Employee Matter

          Andrew Davis, an African American former IT employee of XRG, has filed a Charge of Discrimination against XRG with the Equal Employment Opportunity Commission. In that Charge, Davis alleges that he was discriminated against under Title VII of the Civil Rights Act of 1964 in the he was passed over for a position due to his race. He also claims that he received no severance benefits when he was laid off from the Company but that white employees did and that he was terminated abruptly when he complained. XRG vigorously disputes the allegations as Davis was laid off due to a reduction in force and no at-will employees were given any severance packages. XRG is vigorously defending the charges.

          Davis has also filed a complaint with the Department of Labor under the Whistle Blower provisions of the Sarbanes-Oxley Act. He claims that he was terminated after expressing concerns of wrongdoing. However, his complaint does not state the subject matter of his concerns. It is XRG’s position that there has been no wrongdoing and that Davis never made any complaints. XRG is vigorously defending the complaint.

          XRG intends to institute civil action against Mr. Davis for damages incurred by the Company as when Davis was laid off from XRG he caused extensive damage to XRG’s computer systems by deleting files, removing access codes, and corrupting data bases. XRG estimates such damages exceed $50,000. In addition, Mr. Davis’s actions have resulted in delaying the year end closing of XRG’s books and records for March 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 2, 2005	XRG, INC.

	By:	/s/ Richard Francis

Print Name:

	Title:	Chief Executive Officer

EXHIBITS TO FORM 8-K

Exhibit No.	Description
Exhibit 1	Promissory Notes Modification Agreement with Barron Partners, LP

Exhibit 2	Copy of $1,250,000 Promissory Note, payable to Barron Partners, LP

Exhibit 3	Copy of $350,000 Subscription Agreement with Barron Partners, LP

Exhibit 4	Copy of Common Stock to Purchase Warrant for 5,500,000 shares with Barron Partners, LP

Exhibit 5	Escrow Agreement regarding Conditions to Funding

Exhibit 6	Amendment No. 1 to Administrative Services Agreement between XRG, Inc., XRG G&A, Inc., R&R Express, Inc. and
Richard Francis

Exhibit 7	Agreement with Ken Steel

Exhibit 8	Restated $500,000 Promissory Note, payable to Ken Steel

Exhibit 9	Form of Warrant issued to Ken Steel

Exhibit 10	Conditional Waiver and Extension of Liquidated Damages Rights

Exhibit 11	Agreement by and among XRG, Inc., XRG Logistics, Inc., J. Bently Companies, its successors, Joseph Stapleton and
Stanley Shadden

Exhibit 12	Fleet Owner Agreement by and between Joseph Stapleton and XRG Logistics, Inc.

Exhibit 13	Trailer Lease by and between XRG Logistics, Inc. and Joseph Stapleton

Exhibit 14	Terminal Agreement by and between XRG Logistics, Inc. and Stanley Shadden

Exhibit 15	Settlement Agreement by and between XRG, Inc., Express Leasing Systems, Inc., Express Freight, Inc. and Holders

Exhibit 16	Mutual Release by and between Donald Huggins, XRG, Inc. and Barron Partners, LP

Exhibit 17	Mutual Release by and between Kevin Brennan, XRG, Inc. and Barron Partners, LP